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                                                                    Exhibit 9(b)

                               July 28, 1997




First Providian Life and Health
  Insurance Company
20 Moores Road
Frazer, Pennsylvania 19355

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement (File No. 33-94212) filed on the date hereof by First Providian Life and Health Insurance Company and First Providian Life and Health Insurance Company Separate Account C with the Securities and Exchange Commission under the Securities Act of 1933.

                                 Very truly yours,

                                 JORDEN BURT BERENSON
                                 & JOHNSON LLP


                                 By: /s/ Jorden Burt Berenson & Johnson L.L.P.
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